As filed with the Securities and Exchange Commission on May 18, 2015

File No. 333-192199

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORCRAFT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1738347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Fortune Brands Home & Security, Inc.

520 Lake Cook Road

Deerfield, IL 60015-5611

(847) 484-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Norcraft Companies, Inc. 2013 Incentive Plan

(Full title of the plan)

Robert K. Biggart

Vice President and Assistant Secretary

c/o Fortune Brands Home & Security, Inc.

520 Lake Cook Road

Deerfield, IL 60015-5611

(847) 484-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of Norcraft Companies, Inc., a Delaware corporation (the “Company”), on Form S-8 (Registration No. 333-192199), filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2013 (the “Registration Statement”), which registered the offering of 2,029,413 shares of common stock, par value $0.01 (“Shares”).

On May 12, 2015, pursuant to an Agreement and Plan of Merger dated as of March 30, 2015 (the “Merger Agreement”), by and among Fortune Brands Home & Security, Inc., a Delaware corporation (“Fortune Brands”), Tahiti Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Fortune Brands (“Merger Sub”), and the Company, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Fortune Brands (the “Merger”).

In connection with the Merger and other transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offerings, the Company hereby removes from registration all Shares registered under the Registration Statement but not sold under the Registration Statement as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on May 18, 2015.

NORCRAFT COMPANIES, INC.

By:	/s/ Robert K. Biggart
Name: Robert K. Biggart
Title: Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kurt Wanninger	President (Principal Executive Officer)
Name: Kurt Wanninger		May 18, 2015

/s/ Leigh E. Ginter Name: Leigh E. Ginter	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2015

/s/ Christopher J. Klein
Name: Christopher J. Klein	Director	May 18, 2015

/s/ David M. Randich
Name: David M. Randich	Director	May 18, 2015

/s/ Robert K. Biggart
Name: Robert K. Biggart	Director	May 18, 2015